UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Mentor Graphics Corporation

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Siemens Aktiengesellschaft

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A copy of a letter sent by an employee of Siemens Aktiengesellschaft or one of its subsidiaries to the editor of www.deepchip.com (in the form it was made publicly available on such website) is attached hereto.

IMPORTANT INFORMATION ABOUT THE TRANSACTION:

This document contains statements related to our future business and financial performance and future events or developments involving Siemens that may constitute forward-looking statements. These statements may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project” or words of similar meaning. We may also make forward-looking statements in other reports, in presentations, in material delivered to shareholders and in press releases. In addition, our representatives may from time to time make oral forward-looking statements. Such statements are based on the current expectations and certain assumptions of Siemens’ management, and are, therefore, subject to certain risks and uncertainties. A variety of factors, many of which are beyond Siemens’ control, affect Siemens’ operations, performance, business strategy and results and could cause the actual results, performance or achievements of Siemens to be materially different from any future results, performance or achievements that may be expressed or implied by such forward- looking statements or anticipated on the basis of historical trends. These factors include in particular, but are not limited to, the matters described in the chapter Risks of our most recent annual report prepared in accordance with the German Commercial Code, and in the chapter Risks and opportunities of our most recent interim report. Further information about risks and uncertainties affecting Siemens is included throughout our most recent annual and interim reports, as well as our most recent earnings release, which are available on the Siemens website. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of Siemens may vary materially from those described in the relevant forward-looking statement as being expected, anticipated, intended, planned, believed, sought, estimated or projected. Siemens neither intends, nor assumes any obligation, to update or revise these forward-looking statements in light of developments which differ from those anticipated.

Mentor Graphics Corporation has filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K, which contains, among other things, a copy of the merger agreement. In connection with the proposed merger, Mentor Graphics Corporation will prepare a proxy statement to be filed with the SEC that will provide additional important information concerning the proposed merger. When completed, a definitive proxy statement will be mailed to the stockholders of Mentor Graphics Corporation. Mentor Graphics Corporation and its respective directors, officers and employees and Siemens and its managing board, officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Mentor Graphics Corporation stockholders in connection with the proposed merger. Mentor Graphics Corporation stockholders may obtain more detailed information regarding such persons by reading the proxy statement and other relevant materials filed with the SEC and, with respect to Siemens, certain relevant materials prepared in accordance with the German Commercial Code. MENTOR GRAPHICS CORPORATION STOCKHOLDERS ARE STRONGLY ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING MENTOR GRAPHICS CORPORATION’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Mentor Graphics Corporation’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Mentor Graphics Corporation’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other documents relating to the proposed merger (when available) at www.mentor.com.

( ESNUG 564 Item 2 [11/22/16] Sign up for the DeepChip newsletter. Editor’s Note: This letter just came in 20 minutes ago. Wow. - John Email Read what EDA tool users really Subject: bigwig Siemens PLM Chairman responds to DeepChip IC EDA users think. Because of so many unexpected simultaneous GOOD and BAD answers, it appears that there’s still no clear consensus by the IC EDA users on this other than a *fear* of a Synopsys/Cadence duopoly followed by the *hope* that this deal finally stabilizes Mentor. (Notice how 19% see this a reducing competition, while 13% see this as helping competition -- in the same survey!) Basically this survey says that, for IC EDA users at least, an awful lot hinges on what the Siemens management does with Calibre, BDA AFS, Veloce, ModelSim/Questa, Tessent, Sierra, and Calypto product lines and especially their related MENT management and R&D. If Siemens goes in hacking away, the only people cheering loudly will be Aart and Lip-Bu. - John Cooley, DeepChip.com What 238 IC EDA users think about the Siemens/Mentor buyout From: [ Chuck Grindstaff of Siemens PLM Software ] Hi, John, Thank you for conducting this user survey and for posting the first results. We read through them and we would like you and your DeepChip readers to know that one of the reasons we want to acquire Mentor Graphics is because of their EDA technology and their silicon business. While this acquisition remains subject to some conditions, including shareholder and regulatory approvals, our intent after the acquisition closes is to compete aggressively in the EDA market including against Synopsys and Cadence. Siemens agreed to acquire Mentor for $4.5 billion. We would not make such a significant investment to shortchange MENT’s strengths in IC and SoC design. The world of IC & SoC design will be new to us, no doubt about it. However, it is not new to Mentor, and that’s why we are so interested not only in Mentor’s flagship products -- but also the talented people that will come with the acquisition. During the business reviews leading into the acquisition agreement, we learned a lot about Calibre, Tessent, Veloce, Questa, and other key Mentor technologies. We agree with your readers’ assessment. Mentor is truly focused on providing the best technology. Siemens is excited to make future investments in Mentor’s key EDA technologies so that those can grow even faster. We want your readers and the Mentor customers to feel confident that we are committed to Mentor’s core technologies once the acquisition closes. We have a genuine interest in keeping Mentor’s customers and Mentor’s key talent on board and it is our strong desire to achieve future growth in EDA for Mentor. We are looking forward to meeting you and Mentor’s current and future customers in coming weeks and most certainly at DAC in Austin next June. Regards, - Chuck Grindstaff Executive Chairman Siemens PLM Software Plano, TX ---- ---- ---- ---- ---- ---- ---- Related Articles What 238 IC EDA users think about the Siemens/Mentor buyout bigwig Siemens PLM Chairman responds to DeepChip IC EDA users What 43 non-IC EDA users think about Siemens/Mentor buyout What 49 non-MENT EDA vendors think of Siemens/Mentor buyout

MENT employees think about the Siemens/Mentor buyout Join Index Next->Item Feedback About Wiretaps ESNUGs SIGN UP! Downloads Trip Reports Advertise “Relax. This is a discussion. Anything said here is just one engineer’s opinion. Email in your dissenting letter and it’ll be published, too.” !!! “It’s not a BUG, This Web Site Is Modified Every 2-3 Days /o o\ / it’s a FEATURE!” Copyright 1991-2016 John Cooley. All Rights Reserved. ( > ) | Contact John Cooley | Webmaster | Legal | Feedback Form | \ - / _] [_ (jcooley 1991)